Exhibit 1.1

Execution Version

eToro Group Ltd.

11,923,018 Class A Common Shares

Underwriting Agreement

 May 13, 2025

Goldman Sachs & Co. LLC

Jefferies LLC

UBS Securities LLC

Citigroup Global Markets Inc.

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

eToro Group Ltd., a company organized under the laws of the British Virgin Islands (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 5,961,509 shares and, at the election of the Underwriters, up to 1,788,452 additional shares (the “Optional Shares”) of the Company’s Class A common shares, no par value (the “Class A Common Shares”) and the shareholders of the Company named in Schedule II hereto (the “Selling Shareholders”) propose, subject to the terms and conditions stated in this Agreement, to sell to the Underwriters an aggregate of 5,961,509 Class A Common Shares. The aggregate of 11,923,018 Class A Common Shares to be sold by the Company and the Selling Shareholders is herein called the “Firm Shares.” The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares.” The shares of Class A Common Shares of the Company, together with the shares of Class B common shares, no par value, of the Company, to be outstanding after giving effect to the sales contemplated hereby, are hereinafter referred to as the “Common Shares.”

Goldman Sachs & Co. LLC and UBS Securities LLC (the “Directed Share Underwriters”) have agreed to reserve up to 596,150 Shares of the Shares to be purchased by them under this Agreement for sale at the direction of the Company to certain parties related to the Company (collectively, “Participants”). The Shares to be sold by the Directed Share Underwriters pursuant to the Directed Share Program are hereinafter called the “Directed Shares.” Any Directed Shares not confirmed for purchase by the deadline established therefor by the Directed Share Underwriters in consultation with the Company will be offered to the public by the Underwriters as set forth in the Prospectus (as defined below).

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form F-1 (File No. 333-286050) (the “Initial Registration Statement”) in respect of the Shares has been filed with the U.S. Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(c) of this Agreement);

(iii) For the purposes of this Agreement, the “Applicable Time” is 4:00 p.m. (New York City time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(iv) No documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(v) The Registration Statement, and any amendments or supplements to the Registration Statement, as of its applicable effective date, and the Prospectus and any further amendments or supplements to the Prospectus, as of its date and as of each Time of Delivery, will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(vi) Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the share capital (other than as a result of (i) the exercise, vesting or settlement, if any, of options or restricted share units (including any “net” or “cashless” exercises or settlements) or the award, if any, of options or restricted share units, in each case in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus, or (ii) the issuance, if any, of shares upon exercise, conversion or reclassification of Company securities as described in the Pricing Prospectus and the Prospectus) or long-term or short-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(vii) The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(viii) Each of the Company and each of its subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization (where such concept exists), with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, and each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act), if any, of the Company has been listed in Exhibit 21.1 to the Registration Statement;

(ix) The Company has an authorized share capital as set forth in the Pricing Prospectus and all of the issued shares of the Company, including the Shares to be sold by the Selling Shareholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Pricing Disclosure Package and Prospectus; and all of the issued shares of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(x) The Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Class A Common Shares contained in the Pricing Disclosure Package and the Prospectus; and the issuance of such Shares is not subject to any preemptive or similar rights;

(xi) The issue and sale of the Shares to be sold by the Company and the compliance by the Company with this Agreement and the Paying Agent Agreement (as defined below) and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the memorandum and articles of association (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of the foregoing clauses (A) and (C), for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, filing, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Shares to be sold by the Company and the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, or the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xii) Neither the Company nor any of its subsidiaries is (i) in violation of its memorandum and articles of association (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xiii) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Share Capital,” insofar as they purport to constitute a summary of the terms of the Common Shares, under the caption “Tax Considerations—U.S. Federal Income Tax Considerations,” insofar as they purport to constitute a summary of U.S. federal law or regulation or legal conclusions with respect thereto, under the caption “Tax Considerations—BVI Tax Considerations,” insofar as they purport to constitute a summary of British Virgin Islands law or regulation or legal conclusions with respect thereto, under the captions “Tax Considerations— BVI Tax Considerations,” “Tax Considerations—Material Israeli Tax Considerations,” “—Taxation of our shareholders—General,” and “Tax Considerations—U.S. Federal Income Tax Considerations,” insofar as they purport to constitute a summary of Israeli law or regulation or legal conclusions with respect thereto, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects; provided, however, with respect to statements set forth under the caption “Underwriting,” this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined herein);

(xiv) Other than as set forth in the Pricing Prospectus, there are no legal, governmental or regulatory investigations, demands, claims, arbitrations, inquiries or proceedings (“Actions”) ongoing or pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company or any of its subsidiaries, is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company or any of its subsidiaries, is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; there are no current or pending Actions that are required under the Act to be described in the Registration Statement or the Pricing Prospectus that are not so described in all material respects therein; and there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Pricing Prospectus that are not so filed as exhibits to the Registration Statement or described in all material respects in the Registration Statement and the Pricing Prospectus;

(xv) The Company is not and, immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xvi) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(xvii) Kost Forer Gabbay & Kasierer, a member of EY Global, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(xviii) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) complies with the applicable requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with International Financial Reporting Standards (“IFRS”) and (iii) is designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xix) Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(xx) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects;

(xxi) This Agreement and the Paying Agent Agreement have been duly authorized, executed and delivered by the Company;

(xxii) Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee, agent, affiliate or other person who performs services for or on behalf of the Company or any of its subsidiaries has: (i) made, offered, promised or authorized any contribution, gift, entertainment or other expense (or taken any act in furtherance thereof) in violation of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom, or any other similar and applicable anti-corruption or anti-bribery related law, statute or regulation (collectively, “Anti-Corruption Laws”); (ii) made, offered, promised or authorized any direct or indirect payment in violation of applicable Anti-Corruption Laws; or (iii) violated or is in violation of applicable Anti-Corruption Laws; the Company and its subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws; and the Company will not use, directly or knowingly indirectly, the proceeds of the offering of the Shares hereunder in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of applicable Anti-Corruption Laws;

(xxiii) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with the requirements of applicable anti-money laundering laws, counter-terrorist financing laws and anti-proliferation financing laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended (including by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act)) (collectively, the “Money Laundering Laws”), and the rules and regulations promulgated thereunder, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is in process, pending or, to the knowledge of the Company, threatened;

(xxiv) Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee, agent, controlled affiliate or other person who performs services for or on behalf of the Company or any of its subsidiaries is: (i) currently the target of any economic or financial sanctions or trade embargoes administered or enforced by: the U.S. Government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury, and the U.S. Department of State; the European Union or its Member States; His Majesty’s Treasury of the United Kingdom; or the United Nations Security Council (collectively, “Sanctions”), (ii) operating, organized, located, or resident in a country or territory that is itself the subject or target of any comprehensive Sanctions, which, as of the date of this Agreement, are Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the non-government controlled areas of Kherson and Zaporizhzhia regions of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic (each, a “Sanctioned Jurisdiction”) or the Government of Venezuela, or (iii) directly or indirectly owned or controlled by any of the foregoing (as, and to the extent that, the terms “owned” or “controlled” are interpreted under relevant Sanctions regimes) (each, a “Sanctioned Person”); and the Company will not directly or knowingly indirectly use the proceeds of the offering of the Shares hereunder, to lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity: (i) who is a Sanctioned Person in violation of applicable Sanctions; (ii) to fund or facilitate any activities of or business in breach of applicable Sanctions, or (iii) in any manner that will result in a violation of applicable Sanctions by any person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise; except as described in the Pricing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is currently engaged or has, since April 24, 2019 been engaged in any direct or indirect transactions or dealings with any individual or entity that is or was at the time of such dealing or transaction a Sanctioned Person, or that is or was at the relevant time in violation of applicable Sanctions; and the Company and its subsidiaries have instituted and maintained policies and procedures reasonably designed to promote compliance with applicable Sanctions;

(xxv) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) the operations of the Company and its subsidiaries, and the actions of their respective directors and officers, and, to the Company’s knowledge, the actions of their respective employees, agents and affiliates, are and have been conducted at all times in compliance with the requirements of applicable Financial Regulatory Laws in each jurisdiction in which the Company and its subsidiaries conduct business, and (b) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator (including self-regulatory organizations) involving the Company or any of its subsidiaries with respect to such Financial Regulatory Laws is in progress, pending or, to the knowledge of the Company, threatened, except, in the case of the foregoing clauses (a) and (b), that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph the term Financial Regulatory Laws shall include the Broker-Dealer Laws, the Commodity Derivatives Laws, the Money Transmitter Laws, the Virtual Currency Laws and all other financial services laws, rules, regulations and guidance, at any time applicable to the Company or any of its subsidiaries. In addition, (i) “Broker-Dealer Laws” means all legal or regulatory requirements (including rules imposed by the SEC, FINRA and all other self-regulatory organizations) relating to the licensing, registration, and/or operations of a person that provides services relating to dealing in, brokering, marketing, or otherwise facilitating or enabling transactions in securities or other financial instruments, (ii) “Commodity Derivatives Laws” means the requirements applicable to commodity interest transactions under the U.S. Commodity Exchange Act of 1934, as amended, the regulations of the U.S. Commodity Futures Trading Commission thereunder, and the requirements of the National Futures Association; (iii) “Money Transmitter Laws” means all legal or regulatory requirements relating to the licensing, registration, and/or operations of a person that (x) provides services relating to the acceptance of currency, funds, or other value that substitutes for currency from one person and the transmission of currency, funds, or other value that substitutes for currency to another location or person by any means, (y) sells or issues payment instruments, or (z) sells or issues stored value, and (iv) “Virtual Currency Laws” means all legal or regulatory requirements relating to the licensing, registration, and/or operations of a person that engages in activities involving virtual currency, including, but not limited to, (A) receiving virtual currency for transmission or transmitting virtual currency, (B) storing, holding, or maintaining custody or control of virtual currency on behalf of others, (C) buying and selling virtual currency, (D) performing exchange services or (E) controlling, administering or issuing a virtual currency;

(xxvi) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the consolidated statements of income (loss) and other comprehensive income (loss), consolidated statements of financial position, consolidated statements of changes in equity and consolidated statements of cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with IFRS applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with IFRS the information required to be stated therein. The summary consolidated financial and other data included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(xxvii)  The Company and each of its subsidiaries own, have a license or otherwise possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, domain names, copyrights and registrations and applications thereof, software, systems, technology, trade secrets (including know-how, inventions, designs, methods, processes and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property (collectively, “Intellectual Property Rights”) used in or necessary for the conduct of their respective businesses, except where failure to own or possess such rights would not reasonably be expected, individually or in the aggregate to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) neither the Company, nor any of its subsidiaries, nor the conduct of their respective businesses, infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any third-party Intellectual Property Rights and (B) no third party is infringing, misappropriating or otherwise violating the Intellectual Property Rights owned by the Company or any of its subsidiaries, in each case of (A) and (B) except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability, ownership, scope or registration of any Intellectual Property Rights owned or purported to be owned by the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries has received any written notice of any claim or infringement, misappropriation or other violation of any Intellectual Property Rights of others. The Company and its subsidiaries use commercially reasonable efforts to maintain, preserve, protect and police all material Intellectual Property Rights of the Company and each of its subsidiaries. All employees or contractors engaged in the development of Intellectual Property Rights for or on behalf of Company or any of its subsidiaries have executed an invention assignment agreement whereby such employee or contractor presently assigns all of their right, title and interest in and to such Intellectual Property Rights created within the scope of the performance of such services for the Company or any of its subsidiaries to the Company or the applicable subsidiary, except where a failure to enter into such agreement would not reasonably be expected to have a Material Adverse Effect, and to the Company’s knowledge, no such agreement has been breached or violated. The Company and each of its subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all material confidential information which the Company or its subsidiaries desired to maintain as confidential in their reasonable business judgment, including any information that is intended to be maintained as a trade secret. The Company and each of its subsidiaries use and have used all software and other materials used in their businesses that are distributed under a “free,” “open source” or similar licensing model (including, but not limited to, the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (collectively, “Open Source Software”) in compliance with all license terms applicable to such Open Source Software, except where the failure to comply would not have a Material Adverse Effect and the Company and each of its subsidiaries do not use or distribute and have not used or distributed any Open Source Software in any manner that requires or has required (1) the Company or any of its subsidiaries to permit the reverse engineering by a third party of any software code or other technology owned by the Company or any of its subsidiaries or (2) any software code or other technology owned by the Company or any of its subsidiaries to be (x) disclosed or distributed in source code form, (y) licensed for the purpose of making derivative works or (z) redistributed at no charge, except, in the cases of clauses (1) and (2), as would not have a Material Adverse Effect. The expected expiration of any Intellectual Property Rights owned or purported to be owned by the Company or any of its subsidiaries would not reasonably be expected to result in a Material Adverse Effect.

(xxviii) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects in accordance with their documentation and technical specifications and otherwise as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and to the knowledge of the Company, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs and malware. The Company and its subsidiaries have implemented and maintained commercially reasonable technical and administrative controls, policies, procedures, and safeguards, designed to maintain and protect the Company and its subsidiaries’ material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all confidential Company data, protected financial information, “personal data” and “personally identifiable information,” as defined under applicable privacy laws and maintained or processed by or on behalf of the Company and its subsidiaries (“Personal Data”)), and there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person or governmental or regulatory authority, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries (and any third parties processing Personal Data on behalf of the Company or its subsidiaries) currently comply and have complied in each case in all material respects, with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority (“Applicable Data Protection Laws”), internal and external policies and contractual obligations, in each case relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification (collectively the “Data Protection Obligations”). Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries (and any third parties processing Personal Data on behalf of the Company or its subsidiaries) have not received any, and to the knowledge of the Company there are no pending, notices, inquiries, requests, claims, complaints, correspondence or other communication from, or investigations or enforcement actions by, any person or governmental or regulatory authority relating to the Data Protection Obligations;

(xxix) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xxx) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(xxxi) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications (it being understood that this subsection shall not require the Company to comply with any provision of the Sarbanes-Oxley Act as of an earlier date than it would otherwise be required to so comply under applicable law);

(xxxii) Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries in connection with the offering of the Shares;

(xxxiii) The Company and each of its subsidiaries have such permits, licenses, approvals, consents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and conduct their respective businesses in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for any of the foregoing that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Expect as described in the Pricing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any proceedings related to the revocation or modification of any such Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect;

(xxxiv) (A) The Company and its subsidiaries, taken as a whole, are insured against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged and as required by law; (B) neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and (C) neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, taken as a whole, reasonably be expected to have a Material Adverse Effect;

(xxxv) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened, and neither the Company nor any of its subsidiaries has received written notice of any pending activities or proceedings by any labor union or similar entity to organize any employees of the Company or its subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and the Company and its subsidiaries are in compliance in with applicable labor and employment laws, except where the failure to be in compliance would not, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(xxxvi) The Company and each member of its “Controlled Group” (defined as any organization, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of the Employee Retirement Security Act of 1974, as amended (“ERISA”), or which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) currently do not and have not in the past 6 years sponsored, maintained, or contributed to or had any obligation to contribute to and have no current intentions or plans to create any employee benefit plan within the meaning of Section 3(3) of ERISA, subject to Title IV of ERISA or any “multiemployer plan” within the meaning of Section 4001(c)(3) of ERISA.

(xxxvii) The Company is a “foreign private issuer” as defined in Rule 405 of the Act;

(xxxviii) There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and have been duly waived;

(xxxix) The Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Underwriter;

(xl) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no stamp, registration, documentary or other similar issuance or transfer taxes or duties (“Stamp Taxes”), other than New York State stock transfer taxes, are payable by or on behalf of the Underwriters in the British Virgin Islands, Israel, the United States or any political subdivision or taxing authority thereof or therein solely in connection with (i) the execution, delivery and performance of this Agreement and the Paying Agent Agreement, (ii) the creation, issuance and delivery of the Shares in the manner contemplated by this Agreement and the Pricing Prospectus or (iii) the initial resale and delivery by the Underwriters of the Shares as contemplated herein and in the Pricing Disclosure Package; No transaction, documentary, stamp, registration, issuance or transfer taxes or similar taxes or duties are payable by or on behalf of the Underwriters in the State of Israel or any political subdivision or taxing authority thereof solely in connection with (i) the execution, delivery and performance of this Agreement and the Paying Agent Agreement, (ii) the issuance and delivery of the Shares in the manner contemplated by this Agreement and the Pricing Prospectus or (iii) the initial resale and delivery by the Underwriters of the Shares as contemplated herein and in the Pricing Disclosure Package;

(xli) Neither the Company nor any of its subsidiaries or their properties or assets has immunity under the British Virgin Islands, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any British Virgin Islands, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any right of immunity in any court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 19 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law;

(xlii) Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of the British Virgin Islands, without reconsideration or reexamination of the merits;

(xliii) The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the British Virgin Islands and will be honored by the courts of the British Virgin Islands, subject to the restrictions described under the caption “Service of Process and Enforcement of Civil Liabilities” in the Registration Statement, the Pricing Prospectus and the Prospectus. The Company has the power to submit, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court;

(xliv) The indemnification and contribution provisions set forth in Section 9 hereof do not contravene British Virgin Islands law or public policy;

(xlv) The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Paying Agent Agreement and this Agreement or the Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document;

(xlvi) Except as disclosed in the Pricing Prospectus and the Prospectus, any holder of the Shares and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in the British Virgin Islands may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant;

(xlvii) Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engage, or have plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in in 31 C.F.R. § 850.208;

(xlviii) Neither the Company nor any of its subsidiaries currently engage, or have plans to engage, directly or indirectly, in a “covered activity,” as that term is defined in 31 C.F.R. § 850.208, except to the extent that the Company’s engagement in a “covered activity” is limited to customizing, configuring, or fine-tuning a third-party artificial intelligence model or machine-based system strictly for its own internal, non-commercial use (e.g., not for sale or licensing) where such internal, non-commercial use is not for government intelligence, mass-surveillance, or military end use, or for digital forensics tools, penetration testing tools, or the control of robotic systems;

(xlix) The Company has not engaged in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law 5728-1968 and the regulations promulgated thereunder (collectively, the “Israeli Securities Law”) in connection with the transactions contemplated hereby, which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel. The Company did not during the 12-month period preceding (i) the date of the Pricing Prospectus and (ii) the First Time of Delivery and the Second Time of Delivery, offer or sell securities of the Company to any offerees that would be counted towards the number of offerees to whom offers or sales of securities of the Company may be made pursuant to the provisions of Section 15A(a)(1) of the Israeli Securities Law (“Non-Qualified Israeli Investors”) and, therefore Shares and Directed Shares may be offered or sold by the Underwriters to (x) up to 35 Israeli investors that are Non-Qualified Israeli Investors, and (y) an unlimited number of Israeli investors, each of whom submits written confirmation to the Underwriters and the Company that such investor (A) falls within the scope of the First Addendum to the Israeli Securities Law, is aware of the meaning of same and agrees to it and (B) is acquiring the Shares for investment for its own account or, if applicable, for investment for clients who are investors under Section 15A(b) of the Israeli Securities Law and in any event not as a nominee, market maker or agent and not with a view to, or for the resale in connection with, any distribution thereof. It is hereby acknowledged and agreed by the Company that any offer or sale of Shares or Directed Shares to Non-Qualified Israeli Investors will be made in reliance on the foregoing representation and warranty of the Company;

(l) The Registration Statement, the Pricing Disclosure Package and the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectuses and any Written Testing-the-Waters Communication comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Pricing Disclosure Package, the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program;

(li) No authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States;

(lii) The Company has specifically directed in writing the allocation of Shares to each Participant in the Directed Share Program, and neither the Directed Share Underwriters nor any other Underwriter has had any involvement or influence, directly or indirectly, in such allocation decision; and

(liii) The Company has not offered, or caused the Directed Share Underwriters or their respective affiliates to offer, Shares to any person pursuant to the Directed Share Program (i) for any consideration other than the cash payment of the initial public offering price per share set forth in Schedule III hereof or (ii) with the specific intent to unlawfully influence (x) a customer or supplier of the Company to alter the customer or supplier’s terms, level or type of business with the Company or (y) a trade journalist or publication to write or publish favorable information about the Company or its products.

(b) Each of the Selling Shareholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement, the Paying Agent Agreement and the Power of Attorney referred to below, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained, except for the registration under the Act of the Shares and such consents, approvals, authorizations and orders as may be required under state or non-US securities or blue sky laws, the rules and regulations of FINRA or the approval for listing on the Exchange or such other approvals as have been or will be made or obtained on or prior to the First Time of Delivery; and such Selling Shareholder has full right, power and authority to enter into this Agreement, the Paying Agent Agreement and the Power of Attorney and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

(ii) The sale of the Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with this Agreement, the Paying Agent Agreement and the Power of Attorney and the consummation of the transactions herein and therein contemplated will (A) not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (B) nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Shareholder if such Selling Shareholder is a corporation, the Partnership Agreement of such Selling Shareholder if such Selling Shareholder is a partnership (or similar applicable organizational document) or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its subsidiaries or any property or assets of such Selling Shareholder, except, in the case of clauses (A) and (C), for such defaults, breaches or violations that would not reasonably be expected to have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement and the Paying Agent Agreement and perform its obligations under the Power of Attorney; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, the Paying Agent Agreement and the Power of Attorney and the consummation by such Selling Shareholder of the transactions contemplated by this Agreement, the Paying Agent Agreement and the Power of Attorney in connection with the Shares to be sold by such Selling Shareholder hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities, Blue Sky laws or non-US laws, the rules and regulations of FINRA or the listing on the Exchange in connection with the purchase and distribution of the Shares by the Underwriters and such consents, approvals, authorizations, orders, registrations or qualifications that have already been obtained, made or waived in connection with the purchase and distribution of the Shares by the Underwriters;

(iii) Such Selling Shareholder has, and immediately prior to the Time of Delivery (as defined in Section 4 hereof) such Selling Shareholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv) On or prior to the date of the Pricing Prospectus, such Selling Shareholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex II hereto.

(v) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder pursuant to Item 9(D) of Form 20-F expressly for use therein, such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this representation and warranty shall (A) not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information and (B) be limited to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Pricing Prospectus, the Prospectus or any amendments or supplements thereto, it being understood and agreed that the only information furnished by such Selling Shareholder consists of the name of such Selling Shareholder, the number of offered shares and the address and other information of such Selling Shareholder which appear in the Pricing Prospectus or any Prospectus in the table (and corresponding footnotes) under the caption “Principal and Selling Shareholders”, and, if such Selling Shareholder is an executive officer or director of the Company, the biographical information of such Selling Shareholder as set forth under the caption “Management” in the Pricing Prospectus or any Prospectus (with respect to each Selling Shareholder, the “Selling Shareholder Information”);

(vii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 or applicable United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(viii) Such Selling Shareholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing Jonathan Alexander Assia, Meron Shani and Debbie Kahal, and each of them, as such Selling Shareholder’s attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement and the Paying Agent Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholder as provided in Section 2 hereof, to determine the number of Firm Shares to be purchased from the Selling Shareholders set forth opposite the name of such Underwriter in Schedule I hereto, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Paying Agent Agreement;

(ix) The appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any such Selling Shareholder, if an individual, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event; if such Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, limited liability company or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Shareholder hereunder, certificates representing the Shares to be sold by such Selling Shareholder hereunder shall be delivered by or on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event;

(x) Such Selling Shareholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Money Laundering Laws or any Anti-Corruption Laws;

(xi) Such Selling Shareholder is not prompted by any material information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement;

(xii) Such Selling Shareholder acknowledges, understands and agrees that (i) the Underwriters, the Representatives, the Paying Agent (as defined below), the 102 Trustee (as defined below) and anyone acting on their behalf is entitled to and may deduct and withhold from any amounts payable or otherwise deliverable pursuant to this Agreement to such Selling Shareholder amounts as are required to be deducted and withheld under Israeli and other applicable laws, (ii) any amounts so withheld or deducted shall be treated for all purposes of this Agreement as having been paid to the such Selling Shareholder, and (iii) any amounts payable or otherwise deliverable pursuant to this Agreement to such Selling Shareholder will be deposited with the Paying Agent and will be released by the Paying Agent to such Selling Shareholder only upon full satisfaction of all applicable withholding tax obligations with respect thereto and (iv) any payment for the Shares to be sold by such Selling Shareholder by the Underwriters to the Paying Agent shall be considered as if it was made to such Selling Shareholder and the Underwriters shall have no further obligations to such Selling Shareholder with respect to such payment and no interest shall accrue or be payable with respect to any such payment; such Selling Shareholder hereby validly and irrevocably waives, to the fullest extent permitted by applicable law, any claim, cause, or right of action against the Underwriters and the Representatives arising out of or relating to the arrangements contemplated by this clause (xii) and acknowledges that this waiver was an essential term of the Underwriters’ agreement to perform the actions described herein;

(xiii) Such Selling Shareholder, if organized or domiciled in a jurisdiction outside of the United States (a “Non-U.S. Selling Shareholder”) specifically represents and agrees that no Stamp Taxes are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in such Non-U.S. Selling Shareholder’s jurisdiction of organization or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement or the Paying Agent Agreement or (ii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters; and

(xiv) Such Selling Shareholder, if such Selling Shareholder is a Non-U.S. Selling Shareholder, has the power to submit, and pursuant to Section 18 has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement, the Paying Agent Agreement or the transactions contemplated hereby.

2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Shareholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at a purchase price per share of $48.880, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 1,788,452 Optional Shares, at the purchase price per share set forth in the paragraph above; provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than one or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least twenty-four hours’ prior notice to the Company and the Selling Shareholders shall be delivered by or on behalf of the Company and the Selling Shareholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company (with regard to payment to the Company) and the account specified by IBI Trust Management (the “Paying Agent”) to be held in trust for the Selling Shareholders (with regard to payment to the Selling Shareholders) to the Representatives at least twenty-four hours in advance. The Company and the Selling Shareholders will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on May 15, 2025 or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

The Underwriters, the Representatives, the Paying Agent, the 102 Trustee and anyone acting on their behalf shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable pursuant to this Agreement to any Selling Shareholder such amounts as are required to be deducted and withheld with respect to the making of any such payment under the Israeli Income Tax Ordinance (New Version), 5721-1961, and the rules and regulations promulgated thereunder or any other applicable law, provided, however, should the Paying Agent deliver to the Representatives prior to the First Time of Delivery, an undertaking in accordance with the provisions of the Income Tax Circular 19/2018 (Transaction for Sale of Rights in a Corporation that includes Consideration that will be Transferred to the Seller at Future Dates) in the form attached as an exhibit to the paying agent agreement with the Paying Agent in connection with the sale of Shares by the Selling Shareholders hereunder (the “Paying Agent Agreement”), payments made by the Underwriters or on their behalf to the Paying Agent shall be without any deduction or withholding of any taxes imposed under Israeli law, and in such case, any applicable withholding of Israeli taxes required to be made from any amounts payable to any such Selling Shareholder shall be made by the Paying Agent or the 102 Trustee, as applicable, pursuant to applicable Israeli law. The Paying Agent shall act as the withholding agent on behalf of the Underwriters, all in accordance with the provisions of the Paying Agent Agreement. With respect to any taxes withheld or deducted under applicable Israeli law, such withheld amounts, if any, shall be treated for all purposes of this Agreement as having been paid to the applicable Selling Shareholder. For the avoidance of doubt, any payment for the Shares to be sold by the Selling Shareholders by the Underwriters to the Paying Agent shall be considered as if it was made to the Selling Shareholders and the Underwriters shall have no further obligations to the Selling Shareholders with respect to such payment and no interest shall accrue or be payable with respect to any such payment. “102 Trustee” means the trustee appointed by the Company in accordance with the provisions of the Israeli Income Tax Ordinance (New Version), 5721-1961, and the rules and regulations promulgated thereunder and approved by the Israel Tax Authority with respect to Shares granted to or underlying equity awards granted to any Selling Shareholder pursuant to Section 102 of the Israeli Income Tax Ordinance (New Version), 5721-1961.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents reasonably requested by the Underwriters pursuant to Section 8(o) hereof, will be delivered at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York, 10020 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 9:30 a.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act prior to the earlier of (i) the First Time of Delivery and (ii) the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or, to the Company’s knowledge, threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required), subject itself to taxation for doing business in any jurisdiction in which it is not otherwise subject to taxation or file a general consent to service of process in any jurisdiction (where not otherwise required);

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as reasonably practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158); provided the Company will be deemed to have furnished such statements to its securityholders and the Representatives to the extent they have filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”);

(e)(1) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including, but not limited to, any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, or publicly disclose the intention to undertake any of the foregoing in clause (i) or (ii), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of the Representatives; provided, however, that the foregoing restrictions shall not apply to (1) the Shares to be sold hereunder (including the Directed Shares), (2) any Common Shares issued upon the reclassification and exchange of Common Shares outstanding as of the date of this Agreement, including the stock split and subsequent distribution of Class B Common Shares, in connection with the offering contemplated by this Agreement and as described in the Pricing Prospectus and the Prospectus, (3) any Common Shares or any securities or other awards convertible into, exercisable for, or that represent the right to receive, shares of Common Shares pursuant to any employee share option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, (4) the issuance by the Company of shares of Class A Common shares upon the conversion of shares of Class B common shares, (5) grants or settlement of options, restricted share units or other equity or equity-based awards or restricted shares to officers, directors, employees and consultants of the Company or its subsidiaries in accordance with the terms of the equity plans that are described in the Pricing Prospectus and the Prospectus or the issuance by the Company of Common Shares upon the exercise of such instruments (including by way of “net” or “cashless” exercise), (6) “sell to cover” or similar open market transactions by the Company conducted in order to satisfy certain tax withholding obligations of holders of the Company’s securities as a result of the exercise, vesting and/or settlement of options, restricted share units or other equity or equity-based awards or restricted shares, issued pursuant to a plan or arrangement described in the Prospectus; grants of any Common Shares, options, restricted share units or other equity or equity-based awards or restricted shares based on any escrow, holdback or similar provisions under agreements related to mergers or acquisitions by the Company entered into or prior to the date hereof and described in the Pricing Prospectus and the Prospectus, (7) the filing of any registration statement on Form S-8 or a successor form relating to the securities granted or to be granted pursuant to the equity plans that are described in the Pricing Prospectus and the Prospectus or any assumed incentive compensation plans or agreements pursuant to an acquisition or similar strategic transaction, (8) the offer or issuance of Common Shares in connection with an acquisition, joint venture, commercial or collaborative relationship or the acquisition or license by the Company of the securities, business property or other assets of another person or entity or pursuant to any employee benefit plan as assumed by the Company in connection with any such acquisition (collectively, a “Potential Acquisition”), provided that the aggregate number of Common Shares that the Company may offer or issue pursuant to this clause (8) shall not exceed 7.5% of the total number of Common Shares issued and outstanding immediately prior to a Potential Acquisition and any recipient of Common Shares pursuant to clause (8) shall enter into a written agreement substantially in the form of Annex II hereto for the remainder of the Lock-Up Period, (9) or the confidential submission of a registration statement with the Commission by the Company under the Act relating to any Lock-Up Securities, provided that, with respect to this clause (9), (i) no public filing with the Commission or any other public announcement may be made during the Lock-Up Period in relation to such registration and (ii) such registration shall not result in an offer, sale, contract to sell, pledge, option to purchase, short sale or other transfer or disposition of, directly or indirectly, any Lock-Up Securities during the Lock-Up Period or (10) the facilitation of establishing a trading plan for any officers or directors of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities during the Lock-Up Period; provided that no public announcement, report filing under the Exchange Act or otherwise is required of or will be voluntarily made by the Company, or any such officer or director, during the Lock-Up Period regarding the establishment of such plan.

In addition, during the Lock-Up Period, the Company agrees to (a) enforce the Market Standoff Provisions and any similar transfer restrictions contained in any agreement between the Company and any of its securityholders, including, without limitation, through the issuance of stop transfer instructions to the Company’s transfer agent and registrar with respect to any transaction that would constitute a breach of, or default under, the transfer restrictions, except that this provision shall not prevent the Company from effecting such a waiver or amendment to permit a transfer of securities that would be permissible under the terms of the lock-up agreement in the form attached as Annex II hereto, (b) not amend or waive any such transfer restrictions with respect to any such holder without the prior written consent of the Representatives and (c) prevent any securityholder subject to Sanctions from transferring any securities including, without limitation, through the issuance of stop transfer instructions to the Company’s transfer agent and registrar with respect to any transaction.

(e)(2) If the Representatives agree to release or waive the restrictions set forth in lock-up letters pursuant to Section 8(m) hereof, in each case for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver;

(f) During a period of two years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including the statements of financial position, comprehensive income (loss), changes in equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that such information shall be deemed furnished if filed with EDGAR;

(g) During a period of two years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as practicable after the date that they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided that such information shall be deemed furnished if filed with EDGAR;

(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To use its best efforts to list for trading, subject to official notice of issuance, the Shares on the Nasdaq Global Select Market (the “Exchange”);

(j) To file with the Commission such information on Form 6-K or Form 20-F as may be required by Rule 463 under the Act;

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(l) Upon reasonable request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee, may not be assigned or transferred and shall terminate at the later of (i) the completion of the distribution of the Shares within the meaning of the Act and (ii) the last time of Delivery;

(m) The Company will deliver to the Representatives, on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification; and

(n) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Shareholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication authorized by the Company any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication made in reliance upon and in conformity with the Underwriter Information;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act, and each Underwriter has not distributed or authorized any other person to distribute, and will not distribute or authorize any other person to distribute, any Written Testing-the-Waters Communication other than those distributed with the prior written consent or authorization of the Company.

7. The Company and each of the Selling Shareholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, if any, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses incurred and documented in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing share certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) all of the fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (ix) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that the amount payable by the Company for the fees and disbursements of counsel to the Underwriters described in (iii) and (v) of this Section 7 shall not exceed an aggregate of $50,000. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay (i) all of their own costs and expenses, including the fees of their counsel, travel, lodging and meal expenses in connection with any “roadshow” presentation to investors, share transfer taxes on resale of any of the Shares by them, including any New York State share transfer tax, any advertising expenses connected with any offers they may make and (ii) 50% of the cost of any chartered plane, jet, private aircraft or other transportation chartered in connection with any “roadshow” presentation to investors (it being understood that the use of any chartered plane, jet or private aircraft shall expressly be approved by the Company and the Representatives), with the Company bearing the remaining 50% of such costs; (b) such Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Shareholder’s obligations hereunder including, but not limited to, (i) any fees and expenses of counsel for such Selling Shareholder that are not being paid for by the Company, (ii) all taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder and (iii) such Selling Shareholder’s pro rata share of the fees and expenses of the Paying Agent.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or, to the Company’s knowledge, threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions and negative assurance letter or letters, dated such Time of Delivery, in form and substance reasonably satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(d)  Appleby (BVI) Limited, British Virgin Islands counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(e)  The respective counsel for each of the Selling Shareholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Shareholders for whom they are acting as counsel, dated the First Time of Delivery, each in form and substance reasonably satisfactory to you;

(f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Kost Forer Gabbay & Kasierer, a member of EY Global, shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;

(g) The Company shall have delivered to the Representatives on the date of the Prospectus at a time prior to the execution of this Agreement and at such Time of Delivery a certificate of the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to you;

(h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i) There are no debt securities or preferred shares issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) under the Exchange Act;

(j) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(k) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(l) FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares;

(m) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each officer and director of the Company and substantially all of the shareholders of the Company, substantially to the effect set forth in Annex II hereto in form and substance reasonably satisfactory to you;

(n) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(o) The Company and the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of an attorney in fact on behalf of the Selling Shareholders, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or cause to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as you may reasonably request.

9. (a) The Company will indemnify and hold harmless each Underwriter and each Selling Shareholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication prepared or authorized by the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and Selling Shareholder for any legal or other expenses reasonably incurred by such Underwriter and Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b) Each Selling Shareholder, severally and not jointly, will indemnify and hold harmless each Underwriter and the Company against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein; and will reimburse each Underwriter and the Company for any legal or other expenses reasonably incurred by such Underwriter or the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Shareholder shall only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with its Selling Shareholder Information, and provided further, that the liability of such Selling Shareholder pursuant to this Section 9(b) shall not exceed the net proceeds (net of any underwriting discounts and commissions, but before deducting expenses) from the sale of the Shares sold by such Selling Shareholder hereunder (the “Selling Shareholder Proceeds”) less any amounts that such Selling Shareholder is obligated to contribute pursuant to Sections 9(e) and 9(f) below.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the sixth paragraph under the caption “Underwriting,” and the information contained in the fourteenth to sixteenth paragraphs under the caption “Underwriting.”

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable and documented costs of investigation. No indemnifying party shall (x) without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party or (y) be liable for any settlement of any action effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) of this Section 9 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand (provided that, with respect to each of the Selling Shareholders, such determination shall be limited by reference only to such Selling Shareholder’s Selling Shareholder Information) or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The liability of each Selling Shareholder under this Section 9(e) is several and not joint and shall be limited to an amount equal to its Selling Shareholder Proceeds less any amounts such Selling Shareholder is obligated to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(f) The obligations of the Company and the Selling Shareholders under this Section 9 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

(g) The Company and the Selling Shareholders, severally and not jointly, will indemnify and hold harmless to the extent permitted by applicable law the Underwriters against (to the extent actually paid by the Underwriters) any Stamp Taxes, including any interest and penalties with respect thereto, in connection with the sale and delivery of the Shares by the Company and such applicable Selling Shareholder to the Underwriters, as applicable, the initial resale and delivery by the Underwriters of the Shares as contemplated herein or the execution and delivery of this Agreement. All payments made or deemed to be made under this Agreement by, or on behalf of, the Company or a Selling Shareholder, as applicable, will be made exclusive of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatsoever nature imposed or levied by or on behalf of the State of Israel, the British Virgin Islands or of any other jurisdiction in which the Company or a Selling Shareholder, as applicable, is organized or incorporated, engaged in business for tax purposes or is otherwise resident for tax purposes or has a permanent establishment, or any political subdivision, authority or agency in or of any of the foregoing having the power to tax (the “Relevant Taxing Jurisdiction”) unless the Company or a Selling Shareholder, as applicable, is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, except for any taxes on net income, capital gains or franchise taxes imposed on the Underwriters by a Relevant Taxing Jurisdiction as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the Relevant Taxing Jurisdiction imposing such withholding or deductions, the Company or a Selling Shareholder, as applicable, will pay such additional amounts as may be necessary in order to ensure that the net amounts received by each Underwriter after such withholding or deduction shall equal the amounts that would have been received had such deduction or withholding not been required or made. If requested by the Company, the Underwriters shall reasonably cooperate with the Company by using commercially reasonable efforts to provide customary information or documentation, that the Underwriters are legally entitled to provide and the provision of which does not cause a material prejudice to the Underwriters’ legal or commercial position, to the extent necessary for the Company to obtain an exemption from, or reduction in, withholding or deduction in connection with the payments under this Agreement. Upon request, the Company or a Selling Shareholder, as applicable, shall provide to the Representatives evidence of any amounts withheld or deducted pursuant to the foregoing and shall also provide to the Representatives any official tax receipt or other documentation issued by the appropriate governmental authorities with respect to the payment of such amounts to such governmental authorities. All sums payable or deemed payable by the Company or a Selling Shareholder, as applicable, under this Agreement shall be considered exclusive of Israeli value added tax, sales tax or similar taxes, which taxes shall be borne, paid, collected and remitted by the Company or such Selling Shareholder, if and as applicable.

(h) The Company and each Selling Shareholder, severally and not jointly, agrees to indemnify each Underwriter, each employee, officer and director of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter, against any loss incurred as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Selling Shareholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

10.  (a) The Company will indemnify and hold harmless the Directed Share Underwriters against any losses, claims, damages and liabilities to which such Directed Share Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arise out of or are based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase, or (iii) are related to, arise out of or are in connection with the Directed Share Program, and will reimburse each Directed Share Underwriter for any legal or other expenses reasonably incurred by such Directed Share Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that with respect to clauses (ii) and (iii) above, the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability is finally judicially determined to have resulted from the bad faith or gross negligence of such Directed Share Underwriter.

(b) Promptly after receipt by either Directed Share Underwriter of notice of the commencement of any action, such Directed Share Underwriter shall, if a claim in respect thereof is to be made against the Company, notify the Company in writing of the commencement thereof; provided that the failure to notify the Company shall not relieve the Company from any liability that it may have under the preceding paragraph of this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Company shall not relieve it from any liability that it may have to such Directed Share Underwriter otherwise than under the preceding paragraph of this Section 10. In case any such action shall be brought against either Directed Share Underwriter and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such Directed Share Underwriter (who shall not, except with the consent of such Directed Share Underwriter, be counsel to the Company), and, after notice from the Company to such Directed Share Underwriter of its election so to assume the defense thereof, the Company shall not be liable to such Directed Share Underwriter under this subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Directed Share Underwriter, in connection with the defense thereof other than reasonable costs of investigation. The Company shall not, without the written consent of the Directed Share Underwriters, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Directed Share Underwriters are an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Directed Share Underwriters from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Directed Share Underwriters. The Company shall not be liable for any settlement of any action effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Directed Share Underwriters from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing, if at any time either Directed Share Underwriter has requested the Company to reimburse such Directed Share Underwriter for fees and expenses of counsel, the Company agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Company of the aforesaid request, (ii) the Company shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) the Company shall not have reimbursed such Directed Share Underwriter in accordance with such request prior to the date of such settlement.

(c) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless a Directed Share Underwriter under Section 10(a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by such Directed Share Underwriter as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Directed Share Underwriters on the other from the offering of the Directed Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company shall contribute to such amount paid or payable by such Directed Share Underwriter in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Directed Share Underwriters on the other in connection with any statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Directed Share Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Directed Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Directed Share Underwriters for the Directed Shares. If the loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Directed Share Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission The Company and the Directed Share Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(c). The amount paid or payable by the Directed Share Underwriters as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 10(c) shall be deemed to include any legal or other expenses reasonably incurred by the Directed Share Underwriters in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(c), no Directed Share Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares sold by them and distributed to the Participants exceeds the amount of any damages which such Directed Share Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Directed Share Underwriter and each person, if any, who controls either Directed Share Underwriter within the meaning of the Act and each broker-dealer or other affiliate of either Directed Share Underwriter.

11. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties reasonably satisfactory to the Company to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Shareholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or controlling person of any Underwriter, or the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.

13. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company or the Selling Shareholders as provided herein or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company will reimburse the Underwriters through you for all reasonable and documented out-of-pocket expenses approved in writing by you, including reasonable and documented fees and disbursements of counsel, incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

14. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman Sachs & Co. LLC on behalf of you as the Representatives; and in all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys-in-Fact for such Selling Shareholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives: Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: Global Head of Syndicate; UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Equity Syndicate, email: frank.windels@ubs.com; and Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile number: +1 (646) 291-1469; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Legal Officer (with a copy to David Goldschmidt, Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001); and if to the Selling Shareholders shall be delivered, mailed or sent to each of the Attorneys-in-Fact named in the Power of Attorney, c/o the Company at the address set forth on the cover of the Registration Statement, Attention: Chief Legal Officer, with a copy, which shall not constitute notice, to Whalen LLP, 4701 Von Karman Avenue, Suite 325, Newport Beach, California 92660; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter, or any director, officer, employee, or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. The Company and the Selling Shareholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or any Selling Shareholder except the obligations expressly set forth in this Agreement, (iv) the Company and each Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and each Selling Shareholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Shareholder, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

19. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company and each Selling Shareholder hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each Selling Shareholder waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company and each Selling Shareholder agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Selling Shareholder and may be enforced in any court to the jurisdiction of which Company and each Selling Shareholder is subject by a suit upon such judgment. The Company and each Selling Shareholder irrevocably appoints eToro USA LLC, located 221 River St 9th floor, Hoboken, New Jersey 07030, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company or the Selling Shareholder, as the case may be, by the person serving the same to the address provided in this Section, shall be deemed in every respect effective service of process upon the Company or the each Selling Shareholder in any such suit or proceeding. The Company and each Selling Shareholder hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company and each Selling Shareholder further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect.

21. To the extent that the Company and each Selling Shareholder has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the British Virgin Islands, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company and each Selling Shareholder hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

21. The Company, each Selling Shareholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

23. Notwithstanding anything herein to the contrary, the Company and the Selling Shareholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

24. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

ETORO GROUP LTD.

By:	/s/ Jonathan Alexander Assia
	Name:	Jonathan Alexander Assia
	Title:	Chief Executive Officer

The Selling Shareholders named in Schedule II hereto, acting severally

By:	/s/ Debbie Kahal
	Name:	Debbie Kahal
	Title:	Attorney-in-Fact

Accepted as of the date hereof:

GOLDMAN SACHS & CO. LLC

By:	/s/ Danielle Freeman
	Name:	Danielle Freeman
	Title:	Managing Director

JEFFERIES LLC

By:	/s/ Alexander Yavorksy
	Name:	Alexander Yavorksy
	Title:	Joint Global Head of Financial Institutions Group

UBS SECURITIES LLC

By:	/s/ Adam Kerbis
	Name:	Adam Kerbis
	Title:	Executive Director

By:	/s/ Alex Cahail
	Name:	Alex Cahail
	Title:	Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Patrick Leonard
	Name:	Patrick Leonard
	Title:	Managing Director

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased from the Company	Number of Optional Shares to be Purchased from the Company if Maximum Option Exercised	Total Number of Firm Shares to be Purchased from the Selling Shareholders
Goldman Sachs & Co. LLC	2,091,496	627,449	2,091,496
Jefferies LLC	899,195	269,759	899,194
UBS Securities LLC	742,704	222,811	742,705
Citigroup Global Markets Inc.	685,574	205,672	685,573
Deutsche Bank Securities Inc.	285,655	85,697	285,656
Mizuho Securities USA LLC	257,090	77,127	257,090
BofA Securities, Inc.	171,394	51,418	171,393
Cantor Fitzgerald & Co.	171,393	51,418	171,394
Citizens JMP Securities, LLC	142,828	42,848	142,828
Keefe, Bruyette & Woods, Inc.	142,828	42,848	142,828
TD Securities (USA) LLC	142,828	42,848	142,828
Canaccord Genuity LLC	57,131	17,139	57,131
Needham & Company, LLC	57,131	17,139	57,131
Rothschild & Co US Inc.	57,131	17,139	57,131
Moelis & Company LLC	28,566	8,570	28,565
Susquehanna Financial Group, LLLP	28,565	8,570	28,566
Total	5,961,509	1,788,452	5,961,509

SCHEDULE II

Total Number of
Firm Shares
The Selling Shareholders	to be Sold
Adam Slachevsky(a)	1,358
Adam Vettese(a)	220
Adi Farber(a)	508
Adi Lasker-Gattegno(a)	814
Adoley Pappoe(a)	395
AL Mal Capital PSC(g)	39,671
Alain Tennekoon(a)	820
Aldona Vistejunaite(a)	590
Alexander Gohberg(a)	333
Alexei Belobokov(a)	1,508
Amir Ben Yehuda(a)	19,075
Amir Cohen(a)	1,284
Amir Gurewitz(a)	371
Amir Shahwan(a)	230
Amos Meiri(a)	537
Amy Butler(a)	1,746
Amy Moore(a)	345
Anastasia Gusyachkin(a)	228
Andalusian SPV III, LP(a)	615,970
Andrew McCormick(a)	531
Anfield Ltd(b)	44,313
Anna-Maria Fernandes(a)	608
Anthony Lelliott(a)	608
Anthony Wollenberg(a)	23,762
Arie Cohen(a)	1,110
Arie Zvi Rappaport(a)	499
Ariel Segev(a)	1,020
Artemis Konnari(a)	292
Assaf Tal(a)	1,619
Avi Basher(a)	32,203
Avi Sela(a)	62,779
Avner Sorek(a)	371
Avner Stepak(b)	10,156
Avri Malka(a)	690
Ben Laidler(a)	237
Benjamin Levin(a)	1,115
Berlinetta Limited(d)	39,897
Boris Khutoretsky(a)	244
Brad Michelson(a)	345

Brendon Davis(a)	387
BRM Group Ltd(o)	500,193
Burt Ross(a)	275
Capital V5 PTE. LTD.(i)	196,599
Capybara Ltd. (in Trust)(b)	126,511
Carina Popescu(a)	374
Chana Einstein(a)	460
Chana Kravitz(a)	345
Chanan Vinitzky(a)	903
Christos Christodoulides(a)	220
CM SPC on behalf of CM EQUITIES SP(j)	363,799
CommerzVentures Beteiligungs GmbH & Co. KG(l)	204,271
Creative Mind Holdings Limited(k)	15,258
Cubit Investments Ltd(b)	96,269
Daisy Daisy LLC (in trust) (a)	17,443
Dan Daniel(a)	2,967
Dan Ganon(a)	566
Dan Moczulski(a)	2,156
Daniel Cohen(a)	622
Daniel Vega(a)	527
Danielle Lipka(a)	253
Danit Friedman(a)	1,192
Danny Shumer(a)	19,583
David Assia(b)	77,233
David Ring(b)	198,895
David Samson(a)	193
David Virtser(a)	4,283
Davis Gaynes(a)	661
Debbie Kahal(a)	21,417
Deborah Chrimes(a)	1,380
Deept It Ltd.(b)	4,486
Demetra Charalambous(a)	1,380
Demetris Chasikos(a)	820
Dikla Kahan David(a)	438
Doron Rosenblum(a)	6,822
Dotan Varimi(a)	2,141
Dror Alani(a)	185
Dylan Holman(a)	592
Edward Drake(a)	1,207
Einav Bard-Amir(a)	272
Elad Gotfrid(a)	3,696
Elad Lavi(a)	11,909
Elena Constantinescu(a)	460
Elie Edery(a)	4,631
Elior Abecassis(a)	3,288
Elizaveta Chumalova(a)	166
Ellen Lindzon - as trustee of the HL-EL 2020 Irrevocable Trust(a)	3,100

Ellya Perl(a)	161
Eran Bomgart(a)	274
Eran Hershkovitz(a)	760
Eran Itzhak Stark(a)	230
Eran Klein(a)	228
Eran Sevi(a)	1,578
Eran Shmueli(a)	230
Erez Munbaz(a)	152
Estate of Michael Vineberg(p)	3,780
Etay Cohen(a)	20,059
eToro SPV Shavit Capital Fund L.P.(b)	5,213
Evelina Kaluzhner(a)	778
Evgeny Smolovich(a)	380
Eyal Sheinholtz(a)	2,588
Fintech Business Innovation LPS(m)	111,905
Francesco Riccio(a)	380
Gal Segal(a)	629
George Naddaf(a)	849
Gil Ariel(a)	5,662
Gil Bodov(a)	2,301
Gil Shapira(a)	1,358
Gil Wolff(a)	1,652
Gili Mann(a)	912
Guy Gamzu(a)	13,362
Guy Hirsch(a)	1,692
Guy Manova(a)	592
Guy Shahaf(a)	1,216
Guy Yom Tov(a)	3,156
Hadas Yonas(a)	912
Hagar Tzur(a)	479
Haim Azoulay(a)	418
Hanina Brandes(a)	103,416
Harel Miller(a)	1,035
Hayley Robson(a)	246
Hedva Ber(b)	1,840
Hernan Kaufmann(a)	7,361
Howard Lindzon(a)	4,294
Ian Johnson(a)	230
iAngels Crowd Ltd. (in Trust)(n)	2,185
iAngles Technologies LP(a)	54,632
Idan Wallichman(a)	3,351
Ido Reychan(a)	1,057
Ilan Kolof(a)	316
Ilana Davidzon(a)	1,763
Ilana Zipori(a)	1,609
Insight Capital Ltd.(b)	20,071
Ionut Paulenco(a)	437
Iosif Bitsimis(a)	261

Ira Morstyn(a)	967
Iryna Theodoulou(a)	259
Ishay Domb(a)	391
Israel Kalush(a)	23,121
Itamar Ari(a)	16,397
Iuval Kat(a)	2,138
James Parselani(a)	1,161
Jason Martyn Hughes(a)	517
Jeffrey Myers(a)	1,676
Jemma Levy(a)	190
Jeremy Stein(a)	1,584
Jinfei Ma(a)	247
Joanna Rachel Simone Lahmy Teboul(a)	460
Joaquin Czikk(a)	244
Johannes Rude Jensen(a)	1,050
Johnathan Alexander Assia(b)	458,723
Jonathan Dayan(a)	37,122
Jonathan Kolber(a)	33,515
Jonathan Uchenik(a)	610
Kit Wong(a)	1,777
Lang Qin(a)	535
Lee Kuo Chuen(a)	1,121
Levera S.A(f)	145,419
Lina Reshef(a)	3,035
Liora Edelstein Hakak(a)	1,652
Liran Grinberg(a)	690
Lule Demmissie(a)	4,181
Mahmood Kamran(a)	519
Maor Ben Moyal(a)	3,549
Maor Semama(a)	387
Marat Koss(a)	3,220
Marina Efremova(a)	420
Marinera Ltd.(b)	64,262
Marta Henryka Paulenco(a)	312
Mati Greenspan(a)	518
Maurus Cuelenaere(a)	1,216
Meir Amar(a)	1,501
Meir Barel(a)	13,495
Melbourne Disraeli Equities (MB) Inc.(e)	23,719
Meron Shani(b)	4,539
Meytal Soffer(a)	732
Michal Ben-Shmuel(a)	1,380
Michal Rechnitzer(a)	161
Miki Franko(a)	1,251
Miri Kedem(a)	24,147
Miri Loven(a)	1,380
Mor Rajic(a)	1,150

Morgan Creek Blockchain Opportunities Fund, LP(a)	14,793
Moti Goldklang(a)	6,428
Naama Granovsky(a)	575
Nadav Yur(a)	1,050
Nechemia J. Peres(a)	40,623
Nicolas Van Eenaeme(a)	1,216
Nicole Murphy(a)	259
Nili investments (Elalouf) Ltd.(b)	2,451
Nir Mlynarsky(a)	835
Nir Shmulevitz(a)	21,101
Nir Tordjman(a)	598
Niva Maoz(a)	879
Noa Hadas(a)	1,150
Noa Zafrir(a)	1,089
Noam Shochat(a)	1,006
NSE Cherry LLC(a)	32,272
NSE Pecan LLC(a)	8,068
O L Group Limited(b)	2,781
Objects In Sight SPV Limited(h)	920
Oded Zucker(a)	1,015
Ofer Adler(a)	50,984
Ofer Pen(a)	250
Ofir Eldar(a)	521
Ofir Wolff(a)	4,368
Olivia Wollenberg(a)	246
Omri Ross(a)	9,315
One 32 SPV 1-23, LLC(a)	738
Or Peled(a)	2,069
Orel Assia(a)	201
Orel Katz(a)	238
Oren Weinberger(a)	189
Ori Dek(a)	1,451
Osnath Julie Poussineau(a)	244
OVADYA HAMAMA(a)	9,406
Panayiotis Panayides(a)	5,076
Panicos Kourouyiannis(a)	654
Patricia Noyman(a)	788
Paul Chrimes(a)	12,199
Paz Diamant(a)	9,274
Peter Emil Jensen(a)	1,050
Peter Quinn(a)	1,235
Pini Krisher(a)	1,821
Qing Wang(a)	304
Rachel Woods(a)	395
Rafi Gidron(a)	24,949
Ran Nachman(a)	5,031
Rana Demian(a)	281

Ravit Lotan(a)	265
Rawdon Messenger(a)	253
Raz Steinmetz(a)	9,309
Richard Whitehouse(a)	561
Rivka Kasbian(a)	460
Robert Pike(a)	822
Ron Brightman(a)	3,751
Ronen Almog(a)	1,437
Ronen Assia(b)	303,919
Rotem Lev(a)	2,455
Salomon Sredni(a)	5,751
Sam Rudnick(a)	782
Sandro Bianco(a)	673
Sarai Zohar(a)	1,535
Shad Alter(a)	1,153
Shalom Berkovitz(a)	36,382
Shalom Meckenzie(a)	26,170
Sharon Schuster Hershaft(a)	270
Shaul Apirion(a)	797
Shavit Capital Fund V (CI), L.P.(c)	12,501
Shavit Capital Fund V (US), L.P.(a)	7,936
Shay Zakai(a)	1,578
Sheer Roichman(a)	2,112
Shifra Dukes Livne(a)	931
Shira 10 Strategies Ltd(b)	5,146
Shira Rand Zevin(a)	424
Shiran Herzberg(a)	819
Simon Peters(a)	333
Simon Sassoon(a)	460
Social Leverage FX(a)	27,605
Social Leverage FX2(a)	15,265
Social Leverage, LLC(a)	26,262
Sofia Victoria Virginia(a)	464
Soha Noujeim(a)	383
Spark Capital Founders' Fund II, L.P.(a)	4,788
Spark Capital Growth Founders' Fund II, L.P.(a)	346
Spark Capital Growth Founders' Fund III, L.P.(a)	315
Spark Capital Growth Fund II, L.P.(a)	30,830
Spark Capital Growth Fund III, L.P.(a)	30,861
Spark Capital II, L.P.(a)	732,009
Stacey Onyido(a)	347
Stanley Fink(a)	3,041
Stephan Popper(a)	16,380
Stephanie Wilks-Wiffen(a)	1,109
Steven Freedman(a)	3,073
Sven Lombaert(a)	456
Tal Asif(a)	389
Tal Ben-Simon(a)	30,660

Tal Tinovich(a)	690
Tali Baranes(a)	230
Tali Salomon(a)	1,380
Talia Gutman(a)	1,551
The Lynne Halliday 2014 Trust(a)	25,831
Theodoros Kyriacou(a)	539
Theodoulou Theo(a)	228
Together Unicorn Three LP(b)	2,533
Tom Spigland(a)	1,513
Tom Van Helleputte(a)	374
Tomer Kremer(a)	375
Turkoman Partners, LP(a)	122,063
Tuval Chomut(b)	20,340
Tzachi Berko(a)	3,465
Valentina Reingold(a)	256
Valeria Lerner(a)	366
Valoo Partnership No.32, Limited Partnership(b)	1,592
Veronica Sargeant(a)	625
Vintage Secondary Fund II (Cayman) LP(c)	17,186
Vintage Secondary Fund II (Israel) LP(b)	6,816
Wilson's Bird Capital, Limited Partnership(b)	5,061
Yael Besso(a)	460
Yael Moscovich(a)	1,578
Yaron Adler(a)	12,068
Yaron Shidlo(a)	1,802
Yehonatan Ben David(a)	2,300
Yitzhak Zahavy(a)	298
Yoav Chernobroda(a)	920
Yoav Paskaro(a)	744
Yonatan Elhanaty(a)	443
Yoni Saad(a)	303
Yoni Stephan(a)	1,321
Yossi Brandes(a)	831
Yossi Golan(a)	433
Yovel Surkiss(a)	230
Ziv Yanous(a)	3,531
Zvika Pakula(a)	1,419
Total	5,961,509

(a)	This Selling Shareholder is represented by Whalen LLP, 4701 Von Karman Avenue, Suite 325, Newport Beach, California 92660, as to matters of U.S. law.

(b)	This Selling Shareholder is represented by (i) Meitar | Law Offices, 16 Abba Hillel Rd. Ramat Gan 5250608, Israel, as to matters of Israeli law, and (ii) by Whalen LLP, 4701 Von Karman Avenue, Suite 325, Newport Beach, California 92660, as to matters of U.S. law.

(c)	This Selling Shareholder is represented by (i) Maples and Calder (Cayman) LLP, Ugland House, South Church Street, PO Box 309, Grand Cayman KY1-1104, Cayman Islands, as to matters of Cayman Islands law, and (ii) by Whalen LLP, 4701 Von Karman Avenue, Suite 325, Newport Beach, California 92660, as to matters of U.S. law.

(d)	This Selling Shareholder is represented by (i) Walkers (Guernsey) LLP, Block B, Helvetia Court, Les Echelons, St Peter Port, Guernsey, GY1 1AR, as to matters of Guernsey law, and (ii) by Whalen LLP, 4701 Von Karman Avenue, Suite 325, Newport Beach, California 92660, as to matters of U.S. law.

(e)	This Selling Shareholder is represented by (i) Burnet, Duckworth & Palmer LLP, 2400, 525 - 8th Avenue S.W., Calgary, Alberta T2P 1G1, as to matters of Alberta law, and (ii) by Whalen LLP, 4701 Von Karman Avenue, Suite 325, Newport Beach, California 92660, as to matters of U.S. law.

(f)	This Selling Shareholder is represented by (i) Alfaro, Ferrer & Ramirez, Edificio AFRA, Ave. Samuel Lewis y CL. 54 Apartado 0816-01085 , Panamá 5, República de Panamá, 0816-01085, as to matters of Panama law, and (ii) by Whalen LLP, 4701 Von Karman Avenue, Suite 325, Newport Beach, California 92660, as to matters of U.S. law.

(g)	This Selling Shareholder is represented by (i) Ahmed Hassan AlMazmi, Advocates & Legal Consultants, Office 102 – 103, 1st Floor, Old El Serkal Classic Car Building, Deira – Airport Road, UAE – Dubai, as to matters of United Arab Emirates law, and (ii) by Whalen LLP, 4701 Von Karman Avenue, Suite 325, Newport Beach, California 92660, as to matters of U.S. law.

(h)	This Selling Shareholder is represented by (i) R.A.G Legal Consultancy, Nexus Business Center Khalifa Street, PO Box 114564 | Abu Dhabi, United Arab Emirates, as to matters of United Arab Emirates law, and (ii) by Whalen LLP, 4701 Von Karman Avenue, Suite 325, Newport Beach, California 92660, as to matters of U.S. law.

(i)	This Selling Shareholder is represented by (i) ADTLaw LLC, 12 Marina Boulevard, #24-01 Marina Bay, Financial Centre Tower 3, Singapore, 018982, as to matters of Singapore law, and (ii) by Whalen LLP, 4701 Von Karman Avenue, Suite 325, Newport Beach, California 92660, as to matters of U.S. law.

(j)	This Selling Shareholder is represented by (i) Ogier, 89 Nexus Way, Camana Bay, Grand Cayman, Cayman Islands KY1-9009, as to matters of Cayman Islands law, and (ii) by Whalen LLP, 4701 Von Karman Avenue, Suite 325, Newport Beach, California 92660, as to matters of U.S. law.

(k)	This Selling Shareholder is represented by (i) Ogier, Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola, British Virgin Islands VG1110, as to matters of British Virgin Islands law, and (ii) by Whalen LLP, 4701 Von Karman Avenue, Suite 325, Newport Beach, California 92660, as to matters of U.S. law.

(l)	This Selling Shareholder is represented by (i) P+P Pöllath + Partners, Rechtsanwälte und Steuerberater mbB; Sitz Berlin, Amtsgericht Berlin-Charlottenburg PR 64 B, as to matters of German law, and (ii) by Whalen LLP, 4701 Von Karman Avenue, Suite 325, Newport Beach, California 92660, as to matters of U.S. law.

(m)	This Selling Shareholder is represented by (i) Mori Hamada & Matsumoto, 16th Floor, Marunouchi Park Building, 2-6-1 Marunouchi, Chiyoda-ku, Tokyo 100-8222, Japan, as to matters of Japanese law, and (ii) by Whalen LLP, 4701 Von Karman Avenue, Suite 325, Newport Beach, California 92660, as to matters of U.S. law.

(n)	This Selling Shareholder is represented by (i) Naschitz, Brandes, Amir & Co., 5 Tuval Street, Tel-Aviv 6789717, Israel, as to matters of Israeli law, and (ii) by Whalen LLP, 4701 Von Karman Avenue, Suite 325, Newport Beach, California 92660, as to matters of U.S. law.

(o)	This Selling Shareholder is represented by (i) Arnon, Tadmor-Levy, Azrieli Center, Tel Aviv, Israel, as to matters of Israeli law, and (ii) by Whalen LLP, 4701 Von Karman Avenue, Suite 325, Newport Beach, California 92660, as to matters of U.S. law.

(p)	This Selling Shareholder is represented by (i) Borden Ladner Gervais LLP, 1000 De La Gauchetière Street West, Suite 900, Montréal, QC, Canada, H3B 5H4, as to matters of Quebec law, and (ii) by Whalen LLP, 4701 Von Karman Avenue, Suite 325, Newport Beach, California 92660, as to matters of U.S. law.

SCHEDULE III

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic roadshow dated May 2025.

(b) Additional Documents Incorporated by Reference:

None.

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The price to the public for the Shares is $52.00 per share.

The number of Firm Shares purchased by the Underwriters is 11,923,018.

(d) Written Testing-the-Waters Communications:

Investor Presentations dated November 2024, December 2024, January 2025, February 2025, March 2025 and April 2025.

ANNEX I

Form of Press Release

eToro Group Ltd.

[Date]

eToro Group Ltd. (the “Company”) announced today that Goldman Sachs & Co. LLC, Jefferies LLC, UBS Securities LLC and Citigroup Global Markets Inc., the lead book-running managers in the Company’s recent public sale of           Class A common shares, are [waiving] [releasing] a lock-up restriction with respect to             of the Company’s Class A common shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on       , 20   , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX II

eToro Group Ltd.

Lock-Up Agreement

[Date]

Goldman Sachs & Co. LLC

Jefferies LLC

UBS Securities LLC

Citigroup Global Markets Inc.

As Representatives of the several Underwriters named in Schedule I to the Underwriting Agreement

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Re:	eToro Group Ltd. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with eToro Group Ltd., a company organized under the laws of the British Virgin Islands (the “Company”) and the selling shareholders listed on Schedule II to the Underwriting Agreement, providing for a public offering (the “Public Offering”) of shares (the “Shares”) of the Class A common shares, no par value, of the Company (the “Common Shares”) pursuant to a Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “SEC”). Capitalized terms used but not defined herein have the meaning assigned to them in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this agreement (the “Lock-Up Agreement”) and continuing to and including the date 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of his, her, its or their affiliates to, (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any Common Shares, or any options or warrants to purchase any Common Shares, or any securities convertible into, exchangeable for or that represent the right to receive Common Shares (such options, rights, warrants or other securities, collectively, “Derivative Instruments”), including, without limitation, any such Common Shares or Derivative Instruments now owned or hereafter acquired by the undersigned (collectively, “Lock-Up Securities”), (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Shares or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period.

Notwithstanding the foregoing, the undersigned may:

(a)	transfer the undersigned’s Lock-Up Securities:

(i) as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes,

(ii) upon death by will, testamentary document or intestate succession,

(iii) if the undersigned is a natural person, to any member of the undersigned’s immediate family or to any trust for the direct or indirect benefit of the undersigned or the undersigned’s immediate family or, if the undersigned is a trust, to a trustor or beneficiary of the trust or the estate of a beneficiary of such trust or an entity wholly-owned by one or more members of the undersigned’s immediate family,

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(iv) to a corporation, partnership, limited liability company or other entity of which the undersigned and the undersigned’s immediate family are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a)(i) through (iv) above,

(vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended, the “Securities Act”) of the undersigned, or to any investment fund or other entity which fund or entity is controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned, or (B) as part of a distribution, transfer or disposition by the undersigned to its shareholders, limited partners, general partners, limited liability company members or other equityholders or to the estate of any such shareholders, limited partners, general partners, limited liability company members or other equityholders,

(vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or other court or regulatory agency order,

(viii) to the Company from an employee of the Company upon death, disability or in connection with termination of employment, in each case, of such employee,

(ix) if the undersigned is not an officer or director of the Company, in connection with a sale of the undersigned’s Common Shares acquired (A) from the Underwriters in the Public Offering or (B) in open market transactions after the closing date of the Public Offering,

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(x) to the Company in connection with the vesting, settlement or exercise of restricted share units (“RSUs”), options, warrants or other rights to purchase Common Shares (including, in each case, by way of “net” or “cashless” exercise) that are scheduled to expire or vest during the Lock-Up Period, including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such RSUs, restricted shares, options, warrants or other rights, or in connection with the conversion or exchange of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible or exchangeable securities, as applicable, each as described in the Registration Statement, the preliminary prospectus relating to the Shares included in the Registration Statement immediately prior to the time the Underwriting Agreement is executed and the Prospectus; provided that any securities received upon such vesting, settlement, exercise or conversion that are not transferred to cover any such tax obligations shall be subject to the terms of this Lock-Up Agreement,

(xi) to the Company in connection with the conversion, exchange or reclassification of the outstanding equity securities of the Company into Common Shares, in connection with the Public Offering and as described in the Registration Statement and the Prospectus; provided that any such Common Shares received upon such conversion, exchange or reclassification shall be subject to the terms of this Lock-Up Agreement,

(xii) with the prior written consent of the Representatives on behalf of the Underwriters, or

(xiii) to the Underwriters pursuant to the Underwriting Agreement;

provided that (A) in the case of clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above, such transfer or distribution shall not involve a disposition for value, (B) in the case of clauses (a)(i), (ii), (iii), (iv), (v), (vi) and (vii) above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, shall sign and deliver a lock-up agreement in the form of this Lock-Up Agreement, (C) in the case of clauses (a)(ii), (iii), (iv), (v) and (vi) above, no filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public filing, report or announcement reporting a reduction in beneficial ownership of Lock-Up Securities shall be required or shall be voluntarily made in connection with such transfer or distribution, and (D) in the case of clauses (a)(i), (vii), (viii), (ix), (x) and (xi) above, no filing under the Exchange Act or other public filing, report or announcement shall be voluntarily made, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto (A) the circumstances of such transfer or distribution and (B) in the case of a transfer or distribution pursuant to clauses (a)(i) or (vii) above, that the donee, devisee, transferee or distributee has agreed to be bound by a lock-up agreement in the form of this Lock-Up Agreement;

(b)	enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer, sale or other disposition of the undersigned’s Lock-Up Securities, if then permitted by the Company; provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Lock-Up Period and no public announcement, report or filing under the Exchange Act, or any other public filing, report or announcement, shall be voluntarily made regarding the establishment of such plan during the Lock-Up Period, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto that that none of the securities subject to such plan may be transferred, sold or otherwise disposed of pursuant to such plan until after the expiration of the Lock-Up Period; and

(c)	transfer the undersigned’s Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s share capital involving a Change of Control of the Company; provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Lock-Up Agreement.

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If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the Public Offering.

In addition, and notwithstanding the foregoing provisions of this Lock-up Agreement, if the undersigned is not (i) a member of the Board of Directors of the Company, (ii) an “officer” of the Company (as defined in Rule 16a-1(f) under the Exchange Act) or (iii) an affiliate of the Company (as defined under Rule 144 under the Securities Act), the Lock-Up Period shall automatically expire with respect to 30% of the undersigned’s Lock-Up Securities (rounded down to the nearest whole share) that are subject to the restrictions hereunder (the “Release Shares”) upon the first Trading Day (as defined below) that (i) occurs at least ninety (90) days after the date of the Prospectus, (ii) occurs after the Company has publicly furnished at least one quarterly earnings release on a Form 6-K or has filed at least one annual report on Form 20-F and (iii) on such date, and for any five out of any 10 consecutive Trading Days ending on such date, the last reported closing price of the Common Shares on the exchange on which the Common Shares are listed is equal to at least 125% of the initial public offering price per share set forth on the cover of the Prospectus for the Public Offering (any such 10 Trading Day Period, the “Measurement Period” and the date of such release, the “Early Release Date”). The number of Release Shares shall be calculated based on the number of the Lock-Up Securities subject to such restrictions as of the last day of the Measurement Period and will be automatically released from such restrictions immediately prior to the opening of trading on the exchange on which the Common Shares are listed on two full Trading Days following the Early Release Date (the “Early Lock-Up Release”); provided that if the Early Release Date shall occur during a “black-out period” under the Company’s insider trading policy, the Early Release Date shall be deemed to be the first Trading Day after the expiration of the “black-out period.”

The Company shall announce by a press release issued through a major news service, or on a Form 6-K, any Early Release Date at least one full Trading Day prior to the opening of trading on the Early Release Date.

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Notwithstanding the foregoing, in the event that the Representatives grant a release to any holder of Common Shares or Derivative Instruments other than the undersigned relating to the lock-up restrictions set forth herein (any such release, a “Triggering Release,” and the party receiving such release, the “Triggering Release Party”), then, if the undersigned is a Major Holder (as defined below), then a number of each of the undersigned’s Lock-Up Securities (rounded down to the nearest whole share) shall also be released (a “Pro Rata Release”) from the restrictions set forth in this Lock-Up Agreement, such number of Lock-Up Securities released being the total number of the undersigned’s Lock-Up Securities held on the date of such Triggering Release multiplied by a fraction, the numerator of which shall be the number of Lock-Up Securities released pursuant to the Triggering Release, and the denominator of which shall be the total number of Common Shares and Derivative Instruments held by the Triggering Release Party on such date; provided that such Pro Rata Release shall not be applied in the event of (a) releases effected solely to permit a transfer not involving a disposition for value and the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of such transfer, (b) releases granted to a natural person due to circumstances of an emergency or hardship as determined by the Representatives in their sole judgment, (c) releases granted from such lock-up restrictions to any individual by the Representatives in an amount less than or equal to 1% of the Company’s total outstanding Common Shares and Derivative Instruments, taken as a whole on a fully diluted basis, in the aggregate across all such releases and after giving effect to such release(s), or (d) any primary or secondary public offering or sale that is underwritten (the “Underwritten Sale”) of the Common Shares during the Lock-Up Period; provided, however, that the undersigned is offered the opportunity to participate on a pro rata basis with and otherwise on the same terms as any other equity holders in such Underwritten Sale.

For purposes of this Lock-Up Agreement, (i) a “Trading Day” shall mean a day on which the New York Stock Exchange and the Nasdaq Stock Market are open for the buying and selling of securities, (ii) “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin, (iii) “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of share capital if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity) and (iv) “Major Holder” shall mean each holder who is a party to the Company’s Investors’ Rights Agreement, dated as of February 1, 2023, as amended from time to time.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service (or such other method approved by the Representatives that satisfies the requirements of FINRA Rule 5131(d)(2)) at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (ii) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

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The undersigned now has, and, except as contemplated by clauses (a) and (c) of the third paragraph of this Lock-Up Agreement, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Lock-Up Securities, free and clear of all liens, encumbrances and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted his, her, its or their own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may have provided or hereafter provide to the undersigned in connection with the Public Offering a Form CRS and/or certain other disclosures as contemplated by Regulation Best Interest, the Underwriters have not made and are not making a recommendation to the undersigned to enter into this Lock-Up Agreement or to transfer, sell or dispose of, or to refrain from transferring, selling or disposing of, any Common Shares, and nothing set forth in such disclosures or herein is intended to suggest that any Underwriter is making such a recommendation.

This Lock-Up Agreement shall automatically terminate and the undersigned shall be released from all of his, her or its obligations hereunder upon the earlier of (i) the date on which the Registration Statement filed with the SEC with respect to the Public Offering is withdrawn, (ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder (other than pursuant to the Underwriters’ option thereunder to purchase additional Shares), (iii) the date on which the Company notifies the Representatives, in writing and prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Public Offering and (iv) June 30, 2025, in the event that the Underwriting Agreement has not been executed by such date (provided, however, that the Company may, by written notice to the undersigned prior to such date, extend such date by a period of up to an additional 90 days).

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

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Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:

By:
(duly authorized signature)	(please print complete name of entity)

Name:	By:
(please print full name)	(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

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